UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2012 (November 9, 2012)

PVR Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.

On November 9, 2012, PVR Partners, L.P. (the “Partnership”), PVR GP, LLC (the “General Partner”) and PVR Finco LLC (“Finco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named in the Underwriting Agreement (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of an aggregate of 6,500,000 common units representing limited partner interests in the Partnership (the “Firm Units”). The Partnership granted the underwriters a 30-day option to purchase up to an additional 975,000 common units to cover over-allotments, if any (together with the Firm Units, the “Units”). On November 12, 2012, the Underwriters notified the Partnership that it had exercised its option to purchase an additional 975,000 common units in full. The public offering price is $23.11 per Unit ($22.20 per Unit, net of underwriting discounts). The Units to be sold in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-166103). The closing of the Offering is expected to occur on November 15, 2012, subject to the satisfaction of customary closing conditions. Legal opinions relating to the Units are filed as Exhibits 5.1 and 8.1 hereto.

The Partnership, the General Partner and Finco have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make for these liabilities.

The Partnership intends to use all of the net proceeds from the Offering of approximately $165.7, after deducting underwriting discounts and commissions and estimated expenses, to repay a portion of the borrowings outstanding under the Partnership’s revolving credit facility (the “Revolver”). Affiliates of certain of the Underwriters in the Offering are lenders under the Revolver and, accordingly, will receive their pro rata portion of the net proceeds from the Offering. As of November 7, 2012, the Partnership had outstanding borrowings of approximately $625.0 million under the Revolver. As of November 7, 2012, after giving effect to the application of the net proceeds from this offering, the Partnership would have had approximately $459.3 million of indebtedness outstanding under the Revolver.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

1.1	Underwriting Agreement dated November 9, 2012.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PVR PARTNERS, L.P.

	By:	PVR GP, LLC
Its General Partner

Dated: November 13, 2012

	By:	/s/ Bruce D. Davis, Jr.
	Name:	Bruce D. Davis, Jr.
	Title:	Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement dated November 9, 2012.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).